April 17, 2000



Dear Shareholder:

The Annual Meeting of Shareholders of Cerner Corporation (the "Company") will be held at 10:00 a.m., local time, on May 26, 2000, at the Cerner Associate Center, located on the Cerner campus at 2901 Rockcreek Parkway, North Kansas City, Missouri 64117. The enclosed notice of the meeting and proxy statement contains detailed information about the business to be transacted at the meeting.

The Board of Directors has nominated Clifford W. Illig, a present Class II Director, to stand for election as a Class II Director for a term ending at the 2003 Annual Meeting of Shareholders. The Board recommends that you vote for this nominee.

In addition to the election of the Board of Directors, you are being asked to approve the appointment of KPMG LLP as independent public accountants of the Company for 2000. The Board of Directors recommends that you vote for the approval of KPMG LLP.

On behalf of the Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders.

The prompt return of your Proxy in the enclosed postage prepaid envelope will help ensure that as many shares as possible are represented.

Very truly yours,

CERNER CORPORATION



___/s/Neal L. Patterson___
Neal L. Patterson
Chairman of the Board of Directors and
Chief Executive Officer

Enclosures

                            CERNER CORPORATION
                          2800 Rockcreek Parkway
                     North Kansas City, Missouri 64117

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON MAY 26, 2000

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cerner Corporation, a Delaware corporation (the "Company"), will be held at the Cerner Associate Center, located on the Cerner campus at 2901 Rockcreek Parkway, North Kansas City, Missouri 64117, on May 26, 2000, at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

       a. to elect one Class II Director to serve for a three year term until the 2003 Annual Meeting of Shareholders and until his successor is duly elected and qualified;

        b. to consider and act upon ratification and approval of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 30, 2000; and

        c.  to  consider and act upon any other matters which may  properly
     come before the Annual      Meeting of Shareholders or any adjournment
     thereof.

      The foregoing matters are more fully described in the accompanying Proxy Statement.

      In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on April 7, 2000 as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

      The Board of Directors of the Company solicits you to sign, date and promptly mail the Proxy in the enclosed postage prepaid envelope, regardless of whether or not you intend to be present at the Annual Meeting of Shareholders. You are urged, however, to attend the Annual Meeting of Shareholders.

                              BY ORDER OF THE BOARD OF DIRECTORS,


                              ___/s/Randy D. Sims_______________
                              Randy D. Sims
                              Secretary

North Kansas City, Missouri
April 17, 2000

                            CERNER CORPORATION
                          2800 Rockcreek Parkway
                     North Kansas City, Missouri 64117

                              --------------
                              PROXY STATEMENT
                              --------------

                               INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cerner Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on May 26, 2000, commencing at 10:00 a.m., local time, at the Cerner Associate Center, located on the Cerner campus at 2901 Rockcreek Parkway, North Kansas City, Missouri 64117, and any adjournment thereof (the "Annual Meeting"). The Company anticipates mailing this Proxy Statement, the accompanying form of Proxy and the Notice of Annual Meeting of Shareholders to the holders of record of outstanding shares of common stock, par value $.01 per share, of the Company (the "Common Stock") as of April 7, 2000, on or about April 17, 2000.

      Only the holders of record of shares of Common Stock as of the close of business on April 7, 2000 are entitled to vote on the matters to be presented at the meeting, either in person or by proxy. Holders of shares of Common Stock are entitled to one vote per share outstanding in their names on the record date with respect to such matters. At the close of business on April 7, 2000, there were outstanding and entitled to vote a total of 33,802,421 shares of Common Stock, constituting all of the outstanding voting securities of the Company.

      You are requested to complete, date and sign the accompanying Proxy and return it promptly in the enclosed postage prepaid envelope. Your Proxy may be revoked at any time prior to its exercise by written notice of revocation delivered to the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy, but your Proxy will not be used if you attend the Annual Meeting and prefer to vote in person. The persons designated as proxies were selected by the Board of Directors and are officers and directors of the Company. Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with shareholders' instructions. If no instructions are given, duly executed Proxies will be voted as follows:

       a. to elect Clifford W. Illig as a Class II Director to serve for a three year term until the 2003 Annual Meeting of Shareholders and until his successor is duly elected and qualified;

       b. to ratify and approve the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 30, 2000; and

       c. in the discretion of the proxy holder as to any other matter coming before the Annual Meeting.

                            QUORUM REQUIREMENTS

      The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.


              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      The table below sets forth information, as of March 15, 2000 (unless otherwise indicated below), with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5 percent of the aggregate shares of Common Stock outstanding, (ii) each director and nominee for election as a director,
(iii)  each executive officer named in the Summary Compensation Table,  and
(iv) the executive officers and directors of the Company as a group. Each of the persons, or group of persons, in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.


                                            Amount and Nature
                                              of Beneficial    Percent of Shares
Name and Address of Beneficial Owner            Ownership         Outstanding
------------------------------------        -----------------  -----------------

Neal L. Patterson.......................        3,579,079 (1)   10.55%
Clifford W. Illig.......................        3,414,387 (2)   10.08%
Waddell & Reed Financial, Inc...........        2,766,700 (3)    8.19%
The Vanguard Group......................        2,006,600 (4)    5.94%
Wellington Management Company, LLP......        2,006,600 (5)    5.94%
Michael E. Herman.......................           93,000 (6)       *
Jack A. Newman, Jr......................           84,930           *
Gerald E. Bisbee, Jr., Ph.D.............           81,400           *
Stephen D. Garver.......................           63,329           *
Thomas C. Tinstman, M.D.................           61,513           *
John C. Danforth........................           37,300           *
Glenn P. Tobin, Ph.D....................           32,990           *
Stanley M. Sword........................           31,969           *
Jeff C. Goldsmith, Ph. D................            6,250           *
All directors and executive officers,
as a group (21 persons).................        7,806,840       22.65%

____________________
*  Less than one percent

(1)Includes  196,000  shares held in trust for minor children  with  Jeanne
   Lillig-Patterson, wife of Neal L. Patterson, serving as trustee and 38,500 shares for which Mr. Patterson has shared voting and dispositive power. Excludes 47,514 shares held by Jeanne Lillig-Patterson, wife of Neal L. Patterson, as to which Mr. Patterson disclaims beneficial ownership. The address for Mr. Patterson is Cerner Corporation, 2800 Rockcreek Parkway, Kansas City, Missouri 64117.

(2)Includes 195,667 shares held in trust for minor children with Bonne A. Illig, wife of Clifford W. Illig, serving as trustee and 63,863 shares for which Mr. Illig has shared voting and dispositive power. The address for Mr. Illig is Cerner Corporation, 2800 Rockcreek Parkway, Kansas City, Missouri 64117.

(3)According to a Schedule 13G, dated January 28, 2000 and filed by Waddell & Reed Financial, Inc., Waddell & Reed Investment Management Company, registered under Section 203 of the Investment Advisor's Act of 1940, has sole dispositive and voting power with respect to 2,766,700 shares of Common Stock. The address for Waddell & Reed Financial, Inc. and Waddell & Reed Investment Management Company is 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission, Kansas 66201-9217.

(4)According to a Schedule 13G, dated February 8, 2000 and filed by The Vanguard Group, Vanguard Specialized Funds - Vanguard Health Care Funds has sole voting and shared dispositive power with respect to 2,006,600 shares
   of  Common  Stock.   The  address for The Vanguard  Group  and  Vanguard
   Specialized Funds - Vanguard Health Care Funds is Post Office Box 2600, Valley Forge, Pennsylvania 19482-2600.

(5)According to a Schedule 13G, dated February 9, 2000 and filed by Wellington Management Company, LLP, Wellington Management Company, LLP has shared dispositive power with respect to 2,006,600 shares of Common Stock. The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(6)Excludes 865 shares owned by Mr. Herman's spouse as to which Mr. Herman disclaims beneficial ownership.

                            ELECTION OF DIRECTORS

      The Certificate of Incorporation of the Company provides that the number of directors of the Company shall be fixed by, or in the manner provided in, the Bylaws of the Company and divided into three classes, each having a term of three years. Each year the term of office of one class of directors expires. The Board of Directors currently consists of seven members. Thomas C. Tinstman, M.D. is currently a Class II Director and has served on the Board of Directors since 1989. Dr. Tinstman has notified the Board of Directors that he does not wish to seek renomination to the Board of Directors when his current term expires and that he will resign effective at the 2000 Annual Meeting of Shareholders. The Board of Directors does not wish to nominate a candidate for the position currently held by Dr. Tinstman and has amended the Bylaws of the Company to reduce the number of directors from seven members to six members, effective immediately prior to the 2000 Annual Meeting of Shareholders.

      The Board of Directors intends to present for action at the Annual Meeting the election of Clifford W. Illig, whose term expires at the Annual Meeting, as a Class II Director to serve for a three year term until the 2003 Annual Meeting of Shareholders, and until his successor is duly elected and qualified.

     The Directors in Class I (John C. Danforth, Neal L. Patterson and Jeff
C. Goldsmith, Ph.D.) and the Directors in Class III (Gerald E. Bisbee, Jr., Ph.D. and Michael E. Herman) have been elected to terms expiring at the time of the Annual Meetings of Shareholders in 2002 and 2001, respectively. No shareholder may vote in person or by proxy for greater than one nominee at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors. Directors will be elected by the plurality vote of the holders of shares of Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

      It is intended that shares represented by a Proxy given pursuant to this solicitation will be voted in favor of the election of Clifford W. Illig as a Class II Director, unless such authority is specifically withheld. In the event that Mr. Illig should become unavailable for election, it is intended that the shares of Common Stock represented by the Proxy will be voted for such substitute nominee as may be nominated by the Board of Directors. Mr. Illig has indicated willingness to serve if elected and it is not anticipated that he will become unavailable for election.

      The Certificate of Incorporation and Bylaws of the Company provide that advance notice of shareholder nominations for an election of directors must be given. Written notice of the shareholder's intent to make a nomination at a meeting of shareholders must be received by the Secretary of the Company not later than 120 days in advance of the date of such meeting in the case of an annual meeting and, in the case of a special meeting, not more than seven days following the date of notice of the meeting. The notice must contain (i) the name and address of the shareholder who intends to make the nomination and of the person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (iii) the names and addresses, as they appear in the Company's books, of such shareholder, (iv) the class and number of shares beneficially owned by such nominating shareholder and each nominee proposed by such shareholder, (v) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person or persons (naming such person or persons), pursuant to which the nomination or nominations are to be made, (vi) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect, if the Company were soliciting proxies for the election of such nominees, and (vii) the consent of the nominee to serve as a director of the Company if so elected. No such notice has been received, and the chairman of the Annual Meeting is entitled to refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure. In any event, the Board of Directors has no reason to believe that anyone will attempt to nominate another candidate for director.

The following table sets forth certain information as to the persons nominated by the Board of Directors for election as directors of the Company and each director whose term of office will continue after the Annual Meeting:

                                                                 Director Since/
     Name                                           Age            Term Expires
     ----                                           ---          ---------------

     To Serve in Office Until 2000 (Class II)
         Clifford W. Illig (1)                       49               1980/2000

     To Serve in Office Until 2001 (Class III)
         Gerald E. Bisbee, Jr., Ph.D. (2)(3)         57               1988/2001
         Michael E. Herman (1)(3)                    58               1995/2001

     To Serve in Office Until 2002 (Class I)
         Neal L. Patterson (1)                       50               1980/2002
         Jeff C. Goldsmith, Ph.D. (3)                51               1999/2002
         John C. Danforth (2)(3)                     63               1996/2002
____________________
(1)  Member of Executive Committee.
(2)  Member of Audit Committee.
(3)  Member of Compensation Committee.

      Gerald E. Bisbee, Jr., Ph.D. has been a Director of the Company since
February 1988.  Dr. Bisbee is Chairman and Chief Executive Officer of ReGen
Biologics, Inc., a company which designs, engineers and manufactures tissue engineered products for orthopedic applications. He has been a director of Apache Medical Systems, Inc. since December 1989. He was Chairman and
Chief  Executive  Officer of Apache Medical Systems from December  1989  to
December 1997. Apache Medical Systems, Inc. implements software decision support systems for intensive care units. Dr. Bisbee also served as a director of SG Pacific Funds from 1989 to 1999.

      John  C. Danforth has been a Director of the Company since May  1996.
He  has  been a partner in the law firm of Bryan Cave LLP since 1995.   For
more  than  five years prior to 1995 he was a member of the  United  States
Senate.   Mr.  Danforth  is  a director of Dow Chemical  Corporation,  Time
Warner, Inc. and General American Life Insurance Company.

     Jeff  C.  Goldsmith, Ph.D. has been a Director of  the  Company  since
September  1999.   He  is a healthcare consultant and President  of  Health
Futures,  Inc.  Dr. Goldsmith served as National Advisor for Healthcare  to
Ernst  &  Young  for  twelve years, and lectured for eleven  years  at  the
Graduate  School of Business at the University of Chicago.   Dr.  Goldsmith
also  served  as  Director  of  Planning  and  Government  Affairs  at  the
University  of  Chicago Medical Center and worked as a  fiscal  and  policy analyst in the Office of the Governor of Illinois.

      Michael E. Herman has been a Director of the Company since May  1995.
He  is  President of the Kansas City Royals Baseball Club.  He was Chairman
of  the  Finance  and Investment Committee of the Kauffman Foundation  from
1990  to  1999  and its President from 1985 to 1990.  Mr.  Herman  was  the
Executive   Vice   President  and  Chief  Financial   Officer   of   Marion
Laboratories,  Inc. from 1974 to 1990.  He is a director of  Janus  Capital
Corporation and Eloquent, Inc.


     Clifford W. Illig has been a Director of the Company for more than five years. Mr. Illig served as Chief Operating Officer of the Company for more than five years until October 1998 and as President of the Company for more than five years until March 1999. Mr. Illig was appointed Vice
Chairman of the Board of Directors in March 1999.

      Neal  L.  Patterson has been Chairman of the Board of  Directors  and
Chief  Executive  Officer of the Company for more  than  five  years.   Mr.
Patterson  also  served as President of the Company from March  1999  until
August 1999.


Meetings of the Board and Committees

       The  Board  of  Directors  has  established  Executive,  Audit,  and
Compensation  Committees of the Board of Directors, but  does  not  have  a
Nominating  Committee.   During 1999, the Board  of  Directors  held  three
meetings.

      The  Executive Committee acts in place of the Board of Directors when the Board of Directors is not in session and may exercise all of the powers of  the  Board  of  Directors,  except with respect  to  certain  corporate matters,  including  mergers, dissolution, sale of  property,  issuance  of stock, declaring dividends or amending the Certificate of Incorporation  or
Bylaws of the Company.   The Executive Committee did not meet during 1999.

      The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the accounting and financial reporting practices of the Company and in addressing the scope and expense of audit and related services provided by the Company's independent accountants.
The Audit Committee met two times during 1999.

     The   Compensation  Committee  reviews  and  approves  the   Company's
compensation policies and practices, establishes compensation for directors and  Mr.  Patterson,  reviews and approves the compensation  of  the  other executive  officers  of  the Company, and approves  major  changes  in  the
Company's  benefit plans.  The Compensation Committee met two times  during
1999.



                          EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company as to whom the total salary and bonuses for the fiscal year ended January 1, 2000 exceeded $100,000:

                        Summary Compensation Table




                                          Annual Compensation     Long-Term Compensation
                                          -------------------     ----------------------      All Other
                                                                                            Compensation
                                     Fiscal                          Number of Stock        ------------
Name and Principal Position           Year    Salary($)   Bonus($)   Options Granted           ($) (1)
---------------------------          ------   ---------   --------   ---------------        ------------

Neal L. Patterson                      1999     390,000        ---               ---                 657
Chairman of the Board of Directors     1998     386,539    126,564            25,000                 660
and Chief Executive Officer            1997     375,961    196,876               ---                 660

Jack A. Newman, Jr.                    1999     375,000     33,548           129,363                 657
Executive Vice President               1998     369,230    131,094               ---                 660
                                       1997     350,520    198,631            25,000                 660

Glenn P. Tobin, Ph.D. (2)              1999     317,692        ---             5,298                 657
Executive Vice President               1998     214,615     51,718           105,500                 640
and Chief Operating Officer            1997         ---        ---               ---                 ---

Stephen D. Garver                      1999     212,308     85,112             9,769                 657
Senior Vice President and              1998     160,769     73,286            20,600                 660
Managing Partner                       1997     126,538     96,396               ---                 660

Stanley M. Sword (3)                   1999     275,000        ---             5,127                 657
Vice President and                     1998     111,058     68,750            65,000                 620
Chief People Officer                   1997         ---        ---               ---                 ---


____________________

(1)Consists of $600, being the Company's matching contribution to the named individual's account in the Cerner Corporation Associate 401(k) Retirement Plan, and $57, being the insurance premiums paid by the Company with respect to term life insurance for each named individual.

(2)Dr. Tobin became an executive officer of the Company on April 27,  1998.

(3)Mr. Sword became an executive officer of the Company on August 10, 1998.

Stock Option Plans

      The following table reports information with respect to the award of stock options during the year ended January 1, 2000 for each of the named executive officers in the Summary Compensation Table:

                     Option Grants In Last Fiscal Year


                                 Number of     Percent of
                                 securities   total options
                                 underlying    granted to       Exercise
                                  options       employees         price        Expiration      Grant date
Name                             granted(#)   in fiscal year      ($/Sh)          date      present value ($)
----                             ----------   --------------    --------       ----------   -----------------

Neal L. Patterson                     ---              ---         ---              ---               ---

Jack A. Newman, Jr. (1) (5)         1,863               .1       17.04         04/30/07            22,089
                    (2) (5)       127,500              8.8       20.50         06/20/21         1,224,194

Glenn P. Tobin, Ph.D. (3) (5)       5,000               .3     18.6875         06/14/11            64,525
                      (1) (5)         298              ---       17.04         04/30/07             3,533

Stephen D. Garver (3) (5)           5,000               .3     18.6875         06/14/11            64,525
                  (1) (5)           4,769               .3       17.04         04/30/07            57,619

Stanley M. Sword (3) (5)            2,500               .2     18.6875         06/14/11            32,263
                 (1) (5)            1,027               .1       17.04         04/30/07            12,177
                 (4) (5)            1,600               .1       19.00         05/27/09            22,102

____________________
(1)These options were issued at a price that exceeded the fair market value of the Company's Common Stock on the date of grant. The options become exercisable seven years from the date of grant and can vest earlier if the optionee holds a percentage of shares acquired through the Executive Stock Purchase Plan, assuming the optionee remains an employee of the Company.

(2)These  options  were  issued at a price that exceeded  the  fair  market value of the Company's Common Stock on the date of grant and were granted in conjunction with cancellation of previous grants made in 1996. The options become exercisable in varying amounts per year over a period of three years from the date of grant, assuming the optionee remains an employee of the Company.

(3)These options were issued at a price that was equal to the fair market value of the Company's Common Stock on the date of grant. The options become exercisable in varying amounts per year over a period of ten years from the date of the grant, assuming the optionee remains an employee of the Company.

(4)These options were issued at a price that was equal to the fair market value of the Company's Common Stock on the date of grant. The options become exercisable six years from the date of grant or upon the earlier of attainment of certain long-term stock price goals, assuming the optionee remains an employee of the Company.

(5)The grant date present value was calculated using the Black-Scholes option pricing model with the following weighted average assumptions: expected dividend yield of zero percent; expected stock volatility of 61.3%; risk-free interest rate of 6.9%; and expected years until exercise of eight years for each option.

     The following table reports information with respect to the January 1, 2000 option values for each of the named executive officers in the Summary Compensation Table:

             Aggregated Option Exercises In Last Fiscal Year and January 1, 2000 Option Values

                                                       Number of
                                                       Securities
                                                       Underlying
                                                       Unexercised
                                                       Options at      Value of Unexercised
                                                     January 1,2000  In-the-Money Options at
                                                           (#)           January 1, 2000 ($)
                        Shares                       --------------  -----------------------
                      Acquired on      Value         Exercisable/        Exercisable/
Name                  Exercise (#)   Realized ($)   Unexercisable (1)   Unexercisable (1)
----                  ------------   ------------   -----------------   -----------------

Neal L. Patterson          -              -          144,000/241,000          0/0
Jack A. Newman, Jr.        -              -           67,500/86,863      23,438/98,682
Glenn P. Tobin, Ph.D.      -              -           15,000/95,798           0/5,789
Stephen D. Garver          -              -            5,860/32,509      27,075/47,551
Stanley M. Sword           -              -           15,000/55,127           0/6,319

____________________
(1)The numbers in the column headed Number of Securities Underlying Unexercised Options at January 1, 2000 and the dollar amounts in the column headed Value of Unexercised In-the-Money Options at January 1, 2000 reflect (i) the number of shares of the Company's Common Stock into which options are exercisable and unexercisable and (ii) the difference between the fair market value on January 1, 2000 of such shares of Common Stock and the exercise price of the options.

Director Compensation

      Nonemployee directors of the Company receive compensation of $2,500 for each meeting of the Board of Directors attended and an additional $500 for each committee meeting attended, plus reimbursement for expenses incurred in connection with attendance at Board of Directors meetings. During 1999, payments, excluding expense reimbursements, were $9,000 to Dr. Bisbee, $6,000 to Mr. Herman, $2,500 to Dr. Goldsmith, and $9,000 to Mr. Danforth.

      In conjunction with becoming a director of the Company in 1999, Dr. Goldsmith was granted options to purchase 40,000 shares of the Company's Common Stock. These options were issued at a price that was equal to the fair market value of the Company's Common Stock on the date of grant. The options become exercisable in equal amounts per year over a period of five years from the date of grant, assuming Dr. Goldsmith remains a director of the Company.

Report of the Compensation Committee

       The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of the individuals listed below. All of the members of the Compensation Committee are outside directors. The Compensation Committee reviews and approves the Company's compensation policies and practices, establishes compensation for directors and Mr. Patterson, reviews and approves the compensation of the other executive officers of the Company, and approves major changes in the Company's benefit plans.

      The compensation policies of the Company have been designed to enable the Company to attract, motivate and retain experienced and qualified executives. The Company seeks to provide competitive salaries based upon individual performance, together with quarterly cash bonuses awarded for the achievement of goals established by the Compensation Committee. In addition, it has been the policy of the Company to grant stock options to executives upon their commencement of employment with the Company or their becoming such executive officers in an effort to strengthen the mutuality of interests between such executives and the Company's shareholders.

      Annual Compensation

      Total annual cash compensation for executive officers of the Company consists of base salary and a potential annual cash bonus (in some instances payable by the award of restricted stock of the Company) based upon incentive plans adopted each year by the Compensation Committee. Total annual cash compensation varies each year based on changes in base salary and in the cash bonus. The incentive plans for executive officers other than Mr. Patterson consists of various objective goals, both related to areas for which such executive officer has responsibility and for company wide performance. Attainment of each goal is objective, but the amount of the bonus is also affected, in some instances, by a subjective analysis of the executive's overall performance. For Mr. Patterson the sole goal during the 1999 plan year consisted of earnings per share. Attainment by Mr. Patterson of this goal is done on an objective basis without any subjective analysis of his overall performance. Under the incentive plans, each executive may earn up to a maximum amount approved by the Compensation Committee on a subjective basis designed to create a significant incentive in relation to such executive's salary. During 1999, the Company's executive officers, as a group, earned approximately 20 percent of the targeted incentives available.

     The salary of each executive officer is approved on a subjective basis by the Compensation Committee at a level believed to be sufficient to attract and retain qualified individuals. In making this determination, the Compensation Committee considers the executive's performance, salary levels at other competing businesses and the Company's performance. In approving salaries and incentive plan payments for 1999, the Compensation Committee considered, among other matters, the Company's performance during 1998 and the compensation levels for 1997 and 1998 of the Company's principle competitors for which information was available, although the Compensation Committee did not target compensation to any particular group of these companies. The factors impacting base salary levels are not independently assigned specific weights but are subjectively considered by the Compensation Committee.

      Mr.  Patterson's compensation during the year ended January  1,  2000 consisted of $390,000 in salary. Mr. Patterson did not earn any payments under the Company's incentive plans during 1999. In determining Mr. Patterson's salary and potential incentive plan payments for 1999, the Compensation Committee considered, among other matters, the Company's performance during 1998 and the compensation of the chief executive officer for 1997 and 1998 of the Company's principle competitors for which information was available, although the Compensation Committee did not target his compensation to any particular group of these companies.

      Long-Term Incentive Compensation

      The long-term incentive compensation for executive officers consists of awards of stock options granted under the Company's stock option plans typically upon their commencement of employment with the Company or promotion to executive officer and stock options granted during the employment as executive officers. The Compensation Committee believes stock options create an incentive for executive officers to contribute to sustained, long-term growth in the Company's performance. The Compensation Committee believes that stock options create a mutuality of interest between the Company's executive officers and shareholders. Stock option grants provide the right to purchase shares of Common Stock at a specified exercise price. All stock options issued to executive officers to date have exercisable prices equal to or greater than the fair market value of the Common Stock on the date of the grant of the stock option.

          Members of the Compensation Committee:

               Gerald E. Bisbee, Jr., Ph.D.
               John C. Danforth
               Jeff C. Goldsmith, Ph.D.
               Michael E. Herman

Company Performance

      The following graph presents a comparison for the five-year period ended December 31, 1999 of the performance of the Common Stock of the Company with the Nasdaq Composite Index (as calculated by The Center for Research in Security Prices) and the Nasdaq Computer/Data Processing Group (as calculated by The Center for Research in Security Prices):


                 Comparison of 5 year Cumulative Total Return


    Measurement Period                            Nasdaq Computer and   Nasdaq Stock Market
  (Fiscal Year Covered)     Cerner Corporation   Data Processing Index     (US Companies)
  ---------------------     ------------------   ---------------------  -------------------

Measurement Pt-12/30/94            $100.00               $100.00             $100.00
Measurement Pt-12/29/95            $ 93.00               $152.00             $141.00
Measurement Pt-12/31/96            $ 70.00               $188.00             $174.00
Measurement Pt-12/31/97            $ 96.00               $231.00             $213.00
Measurement Pt-12/31/98            $121.00               $412.00             $300.00
Measurement Pt-12/31/99            $ 89.00               $905.00             $556.00


     The above comparison assumes $100 was invested on December 30, 1994 in Common Stock of the Company and in each of the foregoing indices and assumes reinvestment of dividends. The results of each component issuer of each group are weighted according to such issuer's stock market capitalization at the beginning of each year.

      RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected the firm of KPMG LLP as the Company's independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 30, 2000. KPMG LLP has served as auditors for the Company since 1983. It is expected that representatives of KPMG LLP will be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and also will be available to respond to appropriate questions.

      The affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of the selection of KPMG LLP as independent public accountants.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND
                RATIFICATION OF THE SELECTION OF KPMG LLP.

                           CERTAIN TRANSACTIONS

      The Company leases an airplane from a company owned by Mr. Neal L. Patterson and Mr. Clifford W. Illig. The airplane is leased on a per mile basis with no minimum usage guarantee. The lease rate is believed to approximate fair market value for this type of aircraft. During 1998 and 1999, respectively, the Company paid an aggregate of $457,206 and $511,853 for rental of the airplane. The airplane is used principally by Mr. Patterson to increase the number of client visits he can make and to reduce the physical strain of his heavy travel schedule. The Company intends to continue the use of the airplane in 2000.

      During 1998, the Company engaged Gerald E. Bisbee, Jr. to provide consulting services in connection with the operations of a newly acquired subsidiary of the Company. Dr. Bisbee was paid $118,500 and was reimbursed $60,606 for his travel and living expenses while performing these services.

     The  Company loaned to Earl H. Devanny, III, Stephen M. Garver, Steven
M. Goodrich, Jack A. Newman, Jr., and Glenn P. Tobin, Ph. D., executive officers of the Company, $225,000, $270,000, $168,750, $205,468.75, and
$116,875 respectively. Such loans remain outstanding but are not due. The loan to Mr. Devanny in the amount of $200,000 is interest-free for the first two (2) years and thereafter bears interest at the rate of five percent (5%) per annum. The loan to Mr. Newman in the amount of $100,000 is interest free. The loan to Dr. Tobin in the amount of $100,000 bears interest at the rate of three percent (3%) per annum. The loans to Mr. Devanny, Mr. Newman and Dr. Tobin in the amount of $25,000, $105,468.75, and $16,875 respectively and the loans to Mr. Garver and Mr. Goodrich were made pursuant to an Executive Stock Purchase Plan and bear interest at a rate of five and one-half percent (5.5%) per annum.


   COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and holders of ten percent or more of the Company's equity securities are required to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during the fiscal year ended January 1, 2000 all
Section 16(a) filing requirements applicable to its executive officers, directors and holders of ten percent or more of the Company's equity securities were complied with.

                           FINANCIAL STATEMENTS

      The Annual Report to Shareholders of the Company for the fiscal year ended January 1, 2000 is enclosed with this Proxy Statement.

                            GENERAL INFORMATION

Other Matters

      The Bylaws of the Company require that for business to be properly brought before an annual shareholders' meeting, the Company must have received prior written notice of such business not later than 120 days in advance of the date of such meeting. The notice must describe the proposed business, the shareholders' name and address, a description of the class and number of shares of stock of the Company which are beneficially owned (as that term is defined in the Certificate of Incorporation of the Company) by the shareholder, any material interest of the shareholder in such business and all other information regarding the proposal which the Company would be required to provide in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if proxies for the proposal were being solicited by the Company. Because no such notice has been received in a timely manner, the only business which may be properly brought before the Annual Meeting are the matters set forth herein or those brought before the meeting by or at the direction of the Board of Directors.

      The Board of Directors does not intend to present any matter for action at the annual meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies hereby solicited will act in respect of such matters in accordance with their best judgment.

Deadline for Shareholder Proposals

      Proposals by holders of the shares of Common Stock which are intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company no later than December 20, 2000 to be eligible for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals must also comply in full with the requirements of Rule 14a-8 under the Securities Act of 1934 and must comply with the advance notice and information requirement described under the heading "GENERAL INFORMATION -- Other Matters" above to be presented at that meeting.

Voting Matters

     In accordance with Delaware law, a shareholder entitled to vote in the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions from the proposal to approve and ratify the selection of the Company's independent auditors are treated as votes against the particular proposal. Broker non-votes on the election of directors or the proposal to approve and ratify the selection of the Company's independent auditors are treated as shares of Common Stock as to which voting power has been withheld by the respective beneficial holders and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

Expenses of Solicitation

      All costs of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by some of the regular employees of the Company. The Company has engaged Morrow & Co., Inc. ("Morrow") as paid solicitors in connection with the Annual Meeting. Morrow will be paid to solicit proxies and distribute proxy materials to nominees, brokers and institutions. The anticipated cost of such services is $4,000, plus expenses. The Company may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to their principals and obtaining their proxies. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting materials to the beneficial owners of the shares of Common Stock held of record by such persons.

                         BY ORDER OF THE BOARD OF DIRECTORS,


                         ___/s/Randy D. Sims_______________
                         Randy D. Sims
                         Secretary

North Kansas City, Missouri
April 17, 2000

SHAREHOLDERS LETTER

A Letter to our shareholders, clients and associates

     March 31, 2000

     As predicted, 1999 was an unpredictable year. Cerner made great operational progress but our financial performance was disappointing.

Summary Highlights for 1999
    Financial Results: Cerner's financial results were disappointing with revenues of $340 million, up less than 3%; gross margin of $245 million, up less than 2%; and net earnings, before non-recurring charges, down 71% to $6.9 million.
    Significant Operational Success: Healthcare providers were using over 530 HNA Millenniumr applications at the end of 1999; approximately 50% of these were converted in the last six months of the year. Our tremendous success in converting HNA Millennium applications demonstrates the strength of our architecture, the quality of our applications and the maturity of our products. It also demonstrates that, as we emerge from the massive technology build stage for HNA Millennium, the five-year investment cycle is beginning to yield dramatic benefits.
    The Balanced Budget Act: This legislation took its full grip on healthcare providers in the United States during 1999, significantly reducing the operating margins of hospitals and physician groups while raising their cost of capital. This hostile economic environment, along with our client's preoccupation with Y2K projects, significantly impacted our ability to grow our revenues in 1999.
    eHealth was Born: Although eHealth is still being defined, it was born with great promise during the year. Cerner is at the center of this creation with our significant ownership position in and strategic relationship with CareInsite. A merger between CareInsite and Healtheon/WebMD was announced on February 14, 2000. We believe that this pending transaction will amplify Cerner's role as a major participant in eHealth.
    The Healthcare Information Technology (HCIT)
Competitive Landscape: Since the beginning of 1999, the HCIT industry landscape has changed significantly. Two major competitors were acquired, or agreed to be acquired, while a third is being actively pursued. In this evolving environment, Cerner focused its resources on investing in products and services which truly create value for our clients. We believe this focus has improved our competitive position, allowing us to more effectively address the tremendous opportunities in the healthcare marketplace.
    Institute of Medicine (IOM) Articulation of the Tragedy of Medical Errors: The IOM released a report called "To Err is Human" on November 29, 1999, indicating that medical error is one of the top ten causes of death in the United States. A significant majority of these deaths are preventable with Cerner information technology - today!
    Y2K Arrived Slowly, with Much Fanfare, and Quickly Was
Forgotten: At midnight, December 31, 1999, the two-digit date field in many legacy computer applications rolled from "99" to "00". As we assisted our clients in their preparation for this technology event, Cerner completed almost 1,000 extra projects during 1999, most of which were not reimbursable. Our clients spent billions of dollars preparing for Y2K, an expenditure that generated little incremental value toward improving their capabilities to lower cost, improve quality or make healthcare delivery safer. The good news is that Y2K is now history.
    Cerner Stock Price: Recently, Cerner's stock price hit an all-time high and is now trading at $27, which is up 100% over its price in November 1999.

The 1990's:  A Decade of Progress and Results
This is Cerner's last Annual Report for the 1990s. A decade is a meaningful period of time for which to review our progress.
     During the 1990s several core strategies defined our company. Over the next ten years these strategies will continue to define Cerner and, we believe, our industry. In an environment that is constantly changing, with enormous opportunities emerging from within as well as from without, we believe the consistency of these core strategies creates tremendous strength, stability and leverage for Cerner today and well into the new millennium.

     Leadership Through Vision
     The healthcare delivery industry is a very inefficient, sometimes unsafe, industry that produces a result with a high degree of variance in quality. This is a harsh statement for an industry that is committed to enhancing and preserving the quality of life. Significant advancements and development have come from the marvels of the science and technology of medicine and the number of truly caring, brilliant people who have given their lives to delivering healthcare. However, the organizational delivery models of healthcare have not benefited from the same level of innovation. We believe the industry needs a vision on how to transform itself and that information technology will be the key source of leverage healthcare executives will use in this transformation. Cerner has made a major contribution to help shape the industry's vision over the past ten years. We are recognized for it. It is this vision, which guides Cerner.

     Common Information Architecture for Healthcare Delivery The healthcare delivery system is highly fragmented.
Cerner has a long-held belief that information technology can serve as the foundation for the delivery of healthcare across these disparate organizational boundaries. We have executed on this belief by investing over $200 million in building the industry's most comprehensive, contemporary information architecture - Health Network ArchitectureT
(HNA), the Millennium version. HNA Millennium creates solutions for healthcare delivery organizations across the entire continuum of care. It goes deep into the workflows of the many clinical, operational and business services of healthcare delivery. It is extensible into managed care, disease management and demand management organizations. Our architecture is designed around the person, creating an information platform that enables health services to be accessible anytime, anywhere. It is this unique, person-focused design principle that has positioned HNA Millennium to be the backbone of the new emerging eHealth community.

     Mission Critical Applications First
     Cerner has always believed huge value can be created by first focusing on the mission of an industry rather than the administration of the industry. That has led us to become the leading clinical information systems company in the world. Today almost 80% of every dollar spent in healthcare is spent because a physician makes a clinical decision. In the near future, given the explosion of internet connectivity, Cerner technology will be instrumental in redefining how physicians and consumers interact to make these decisions, empowering and informing the consumer in the redefined process. While the administration of healthcare is very costly and cumbersome and needs to be redesigned, this redesign must start with the clinical process. Cerner has done exactly that, attacking the clinical mission first and then following with the administration. Cerner will be delivering to healthcare organizations, in 2000, a next generation set of business applications designed from that perspective.

     Organic Growth
     We have witnessed significant consolidation in the healthcare information technology industry. Many of our competitors have used acquisition-based business plans to create short-term growth, which endears them to Wall Street for a period of time. Cerner has always questioned whether `fundamental value' can be created for our clients by amassing pre-existing, disparate information technologies. Cerner's core growth strategy has been to create value by developing great software within industrial strength architecture. The overall results produced by this strategy were tremendous over the decade of the 90s. Over a 10-year period, Cerner revenues grew nearly 600% with a 10-year Compound Annual Growth Rate (CAGR) of 21%; Gross margins grew over 1000% with a 27% 10-year CAGR and shareholders experienced a 1200% increase in share value based on the end-of-the-year price of $19.69 or over a 1600% increase based on more recent share prices. We are, by most measures today, considered the third largest healthcare information technology company in the world and we are the clearly the largest clinical information systems company delivering mission critical applications to healthcare. Although we clearly under-performed in creating incremental shareholder value during the last half of the 1990s, we believe strongly that we have created a position that is an outstanding starting point for the next decade.
In the Short-term: Our Year 2000 Plan

     In the last paragraph of last year's 1998 Annual Report Letter, we said that 1999 would be very unpredictable. It was. And it's over. While we do expect healthcare delivery organizations to continue to be under financial pressure for the next two to three years, we believe the year 2000 is much more predictable. Y2K is gone and forgotten and the realities of BBA are now clearly understood by our clients. Healthcare providers can now focus on building better delivery systems. We have built our year 2000 plan based on these expected realities. We are focused on achieving four goals: revenue growth, operating margin expansion, growing our presence in eHealth and operational excellence.
     Revenue Growth: The completion and maturing of HNA Millennium gives us an excellent opportunity to take market share from our competitors by offering the industry a state-of-the-art architecture and significantly expanding the number of solutions we offer healthcare providers. We are investing in growing the size of our direct sales force, having already doubled its size in the last six months of 1999. We are also focused on growing significant market opportunities outside the United States.
     Operating Margin Expansion: We believe we can grow our bottom line by expanding our operating margins in our Client Services and our Cerner Consulting groups while at the same time decreasing the relative investment we make in engineering, as a percent of our revenues, now that the major build of HNA Millennium is complete.
     Presence in eHealth: As we said, our technology investment in HNA Millennium was designed around the person. In the age of the connected and empowered consumer this looks very smart. Now, we see eHealth opportunities everywhere we look. In 1998 and 1999 we leveraged our investment in HNA Millennium into significant value for

Cerner's shareholders through our CareInsite (and now, potentially, Healtheon|WebMD) relationship. We also have enormous opportunities to work with our clients to define their role in the new age eHealth space. Year 2000 is a critical period for developing this wave of new opportunities.
     Operational Excellence: A significant portion of our thinking and plan for the year 2000 is simply to become much better at what we do. That includes continuing to build great software and world-class architecture, delivering great professional and technical services to our clients, helping our clients achieve their visions while realizing a return on their investments with Cerner, and providing great post-installation service for our solutions. To be a great company, we must have great talent and great execution. Cerner executive management and associates are committed to delivering all four goals.

Over the Long-term:  Opportunities for the New Decade

     We believe the opportunities for Cerner over the next ten years are enormous. We are in the world's largest industry (healthcare is over 14% of the United States economy) and we are the world's best-positioned company to help transform this industry with information technology.
Currently, healthcare organizations are seeing increased workflow volume while the reimbursement per case decreases.
We believe that the healthcare industry will reach an inflection point within the next decade, creating the emergence of 'New Health Enterprises' using information technology as the `digital backbone'.

     The `New Health Enterprise' will require information systems that can manage care delivery virtually across an entire community while simultaneously managing the business services side of healthcare management. This will require managing care from the `living room' to the `operating room' in a paperless, smart fashion. In this digital environment, Cerner envisions that consumers and physicians will be able to choose from a variety of electronic access devices (e.g., personal computers, network computers, entertainment/internet portals, Personal Digital Assistants and home/personal-based diagnostic and therapeutic technology) to connect directly to the clinical processes of care and for accessing a complete health record for each individual. This precise and specific personal medical information will be used to create a customized health system for each person in the community as well as establishing large data repositories storing and tracking health outcomes over many lives and multiple lifetimes. New knowledge and medical insights will be gained from the use of this trusted data. New, powerful `transaction engines' that securely manage healthcare transactions from each point of access to their destination will redefine the basic workflows of healthcare. These `transaction engines' will allow preferencing and customization by the consumer and physicians. They will embed clinical rules, clinical evidence and protocols to monitor care safety and quality. Finally, they will use business and compliance rules to create more efficient business management between the health enterprise and their payors, patients, community, supply chain, physician groups, and outside business relationships.

     We plan to become the dominant company innovating, designing and building the information technology for healthcare in this new environment. We expect our HNA Millennium architecture to become the backbone for eHealth, redefining the healthcare transactions and connections for consumers, doctors, payors, and employers as well as participants in the supply chains. We will be able to create a new set of professional and technology services for our clients utilizing the new delivery platforms we are building. We believe there are enormous opportunities for Cerner in the emerging data and knowledge discovery marketplace.

     In short, Cerner has the opportunity to transform healthcare. And in doing so, we will create significant value for our shareholders, clients, and associates.

     As with everything in business there are few guarantees. We do, however, believe we have the vision, experience, energy and resources to achieve great things early in this new decade. The year 2000 will be a great launching point.

     Very truly yours,



     Neal L. Patterson
     Chairman and Chief Executive Officer

     Clifford W. Illig
     Vice Chairman

     Earl H. Devanny, III
     President

     Glenn P. Tobin, Ph.D.
     Executive Vice President &
     Chief Operating Officer




PROXY CARD

                    CERNER CORPORATION
                    2800 Rockcreek Parkway                             PROXY
                    Kansas City, Missouri 64117

---------------------------------------------------------------------------

This Proxy is for the 2000 Annual Meeting of Shareholders of Cerner Corporation, a Delaware corporation, to be held May 26, 2000, at 10:00 a.m., local time, at the Cerner Associate Center, located on the Cerner Campus at 2901 Rockcreek Parkway, North Kansas City, Missouri 64117.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CERNER CORPORATION.

The undersigned hereby appoints Clifford W. Illig and Neal L. Patterson, and each of them, jointly and severally, with full power of substitution, as attorneys-in-fact, to vote all the shares of Common Stock which the undersigned is entitled to vote at the 2000 Annual Meeting of Shareholders of Cerner Corporation to be held on May 26, 2000, and at any adjournment thereof, on the transaction of any and all business which may come before said meeting, as fully and with the same effect as the undersigned might or could do if personally present for the purposes set forth.

___________________________________________________________________________
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
---------------------------------------------------------------------------

1.  Election of Director:
     Clifford W. Illig

   ___ FOR the nominee            ___ WITHHOLD AUTHORITY to vote for the nominee


2. Ratification and approval of the selection of KPMG LLP as the independent auditors of Cerner Corporation for the fiscal year ending December 30, 2000.

   ___ FOR      ___ AGAINST     ___ ABSTAIN

(PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED
                                ENVELOPE)


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" proposals 1 and 2.

In their discretion, the proxies are to vote upon such other business as may properly come before the meeting which the Board of Directors does not have knowledge of a reasonable period of time before the solicitation of this proxy.

Please date and sign as name appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 17, 2000.


                                              DATE_________________________


                                              _____________________________
                                                       (Signature)

                                              _____________________________
                                                       Signature(s)


                                              PLEASE  MARK,  SIGN, DATE AND
                                              MAIL   THIS   PROXY   IN  THE
                                              ENVELOPE PROVIDED.

                                              If  you  expect to attend the
                                              2000    Annual   Meeting   of
                                              Shareholders   please   check
                                              this box.
                                                        ___________

401K PROXY CARD

                          CERNER CORPORATION
                      FOUNDATIONS RETIREMENT PLAN
                      ---------------------------
________________________________________________________________
Name:                                         Number of Shares:
----------------------------------------------------------------
Mail Drop:
----------------------------------------------------------------
Address:
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TO:  All Participants

The Annual Meeting of the Shareholders of Cerner Corporation (the "Company") will be held at the Cerner Associate Center on the Cerner campus, at 2901 Rockcreek Parkway, North Kansas City, Missouri 64117, on May 26, 2000, commencing at 10:00 a.m. As a participant in the Cerner Corporation Foundations Retirement Plan (the "Plan"), you are entitled to instruct American Century Services, Inc., as trustee of the Plan (the "Trustee"), to vote the shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), which have been credited to you under the Plan as of April 7, 2000.

As of this date, your Plan account has been credited with the number of shares of Common Stock indicated on the label affixed to the bottom of the second page of the enclosed Participant Instruction Form. The number of shares of Common Stock shown includes shares of Common Stock purchased with your elective deferrals, Company matching contributions, and allocations to your account of shares of Common Stock forfeited by terminated associates, as allocated by the provisions of the Plan. Therefore, you may not be fully vested in the total number of shares of Common Stock indicated.

The Plan gives you the right to direct the Trustee to vote your shares in accordance with your instructions. Your votes are to be indicated on the enclosed Participant Instruction Form and returned to Vivian Vaughan of Cerner Corporation, Mail Drop W0411, no later than May 15, 2000. The Trustee may vote only those shares in the Plan for which valid instructions have been received from the participant. Please sign and date your form and mail it as promptly as possible to Vivian Vaughan at Mail Drop W0411.

Your voting instructions are confidential.

AMERICAN CENTURY SERVICES, INC.,
as trustee of Cerner Corporation
Foundations Retirement Plan


                       PARTICIPANT INSTRUCTIONS
                                 UNDER
                          CERNER CORPORATION
                      FOUNDATIONS RETIREMENT PLAN
                  FOR ANNUAL MEETING OF SHAREHOLDERS
                             May 26, 2000
                             ------------

I am a participant in the Cerner Corporation Foundations Retirement Plan (the "Plan") of Cerner Corporation (the "Company") entitled to vote the number of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") indicated on this form.

I understand that AMERICAN CENTURY SERVICES, INC., as trustee of the Plan (the "Trustee"), will vote the shares of Common Stock upon instructions from participants. I further understand that I may direct the Trustee to vote certain shares of Common Stock in favor and certain shares of Common Stock against any of the proposals, but that to do so requires separate forms.

I acknowledge receipt of the Company's Notice of Annual Meeting and Proxy Statement for its Annual Meeting of Shareholders to be held May 26, 2000 at 10:00 a.m., local time, at the Cerner Associate Center on the Cerner campus located at 2901 Rockcreek Parkway, North Kansas City, Missouri 64117.

I instruct the Trustee to vote all of my shares of Common Stock as follows:

1.   The election of Clifford W. Illig as director.

            FOR                   Withheld as to all nominees

            ---                             ---


To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each such nominee with respect to which you intend to withhold authority to vote on the line provided below.

     -----------------------------------------------------------------

     Unless authority to vote for each nominee is withheld, this Proxy will be deemed to confer authority to vote "FOR" each nominee whose name is not written on the line provided.


2. Ratification and approval of the selection of KPMG LLP as the independent auditors of Cerner Corporation for the fiscal year ending December 30, 2000.

            FOR          AGAINST          ABSTAIN

            ---            ---              ---


3. Considering and acting upon any other matters which may properly come before the meeting or any adjournment thereof.

           I direct that Clifford W. Illig and Neal L. Patterson, and each or any one of them, be appointed my true and lawful attorneys, agents and proxies with full power of substitution in my name to vote at the Annual Meeting, and at any and all adjournments thereof, with respect to the shares of Common Stock which have been credited to me under the Plan for the purpose of any matters which may properly come before the meeting or any adjournment thereof.


       ___   a.   I hereby grant the power of attorney to above.

       ___   b.   I hereby withhold the grant of the power of attorney
                  referred to above.



                              Date: ________________________, 2000



                              ______________________________________
                                     (Signature of Participant)

                              (Please   sign  exactly  as  your   name
                              appears  on the label to this form.   If
                              you    are    signing    as    executor,
                              administrator or guardian, please give your full title as such.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PARTICIPANT INSTRUCTION FORM IN THE ENVELOPE PROVIDED TO VIVIAN VAUGHAN AT MAIL DROP W0411.